NEWS RELEASE for August 28, 2008

Contact:         Sid L. Anderson, Chairman
Chatsworth Data Solutions, Inc
918-645-3701
sid.anderson@chatsworthdata.com

CHATSWORTH DATA CORPORATION ANNOUNCES APPOINTMENT OF SID L. ANDERSON AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

CHATSWORTH, CA (August 28, 2008) Chatsworth Data Corporation (“CDC”), a wholly owned subsidiary of Chatsworth Data Solutions, Inc (OTCBB:CHWD), announced today that Louis W. Dedier III. has resigned as President and Chief Executive Officer of CDC to assume the position of Marketing and Sales Coordinator for CDC. Sid L. Anderson has been appointed to replace Mr. Dedier as President and Chief Executive Officer of CDC. Mr. Anderson will retain his current positions as President, Chief Executive Officer and Chairman of Chatsworth Data Solutions, Inc., CDC’s parent company.

In making the announcement, Mr. Anderson said, “As a result of disappointing sales so far this year, the board of directors has requested that Lou assume the full-time task of coordinating CDC’s marketing and sales effort. This arrangement will allow Lou to do what he does best and concentrate 100% of his energy and efforts on marketing and sales, as well as relieve him of the responsibility of day-to-day operations. I believe this realignment is in the best interest of our public company shareholders. We all look forward to a more robust marketing and sales effort.”

About Chatsworth Data Solutions, Inc.

Located in Tulsa, Oklahoma, Chatsworth Data Solutions, Inc. (the “Company”) is the parent corporation of CDC, located in Chatsworth, California. CDC has been trusted worldwide for 37 years as a provider of innovative, highly accurate and economically-priced intelligent data capture technology. CDC provides the front-end optical mark sensing and image scanning systems designed to meet the forms capture and document management needs of value added resellers, system integrators and applications developers who embed CDC technology into solutions tailored for several key markets. Chief among them are gaming/lottery, education, vote tabulation, healthcare, government, surveying, intelligence gathering and data management. Over a million readers and optical head assemblies have been sold by CDC to date. CDC also develops impact recording devices for packaging, shipping, insurance and transportation companies as well as organizations that manufacture fragile or sensitive products. Shares of the Company’s common stock are traded on OTC:BB under the symbol CHWD. For more information about the Company and CDC, visit www.chatsworthdata.com.

Forward Looking Statements

This release contains or may contain certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in this release, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the sections of the Company’s reports filed or to be filed with the Securities and Exchange Commission entitled “Risk Factors”) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future results, levels of activity, performance or achievements and actual results or developments may differ materially from those in the forward looking statements. The Company does not undertake any obligation to update any of the forward-looking statements to conform these statements to actual results.